                                                                   Exhibit 10.BB

                            KEY EMPLOYEE SEVERANCE
                             AGREEMENT AND RELEASE

          This Severance Agreement and Release ("Agreement") is made and entered into this day of _____________ (the "Effective Date"), by and between DUKE ENERGY CORPORATION ("Duke"), a North Carolina corporation with its principal executive offices in Charlotte, North Carolina, and ___________________________ (the "Employee").

                              W I T N E S S E T H:

          WHEREAS, Duke has determined that it is in the best interests of Duke, its affiliates and its stockholders to assure that Duke will have the continued undivided time, attention, loyalty and dedication of the Employee, notwithstanding the possibility or anticipation of a termination of employment;

          WHEREAS, Duke believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by any pending or threatened termination of employment and to encourage the Employee's full undivided time, attention, loyalty, and dedication to Duke currently and in the event of any pending or threatened termination of employment; and

          WHEREAS, it is Duke's intention that the Employee be assured of compensation and benefit arrangements if his or her employment terminates which are competitive with those of peer executive or management employees of similarly situated corporations, and the Employee is willing to enter into an agreement to that end, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.  Term of Agreement. The term of this Agreement (the "Agreement
              -----------------
Term") shall commence on the date first written above (the "Commencement Date") and shall terminate on ______, in the event a termination of the Employee's employment shall not have occurred by such date; provided, however, that such
                                                 --------  -------
termination date shall be automatically extended for consecutive one-month periods effective on the first day of each month (each, a "Renewal Date") following the Commencement Date unless either party gives written notice to the other party not less than ten (10) days prior to a Renewal Date of its intention to terminate the Agreement at the end of the then-current Agreement Term. In the event a termination of the Employee's employment shall have occurred prior to the expiration of the Agreement Term, this Agreement will continue in force and effect until the satisfaction of all of the parties' obligations hereunder.

          2.  Severance Benefits.
              ------------------

       (a)    General. In the event the Employee's employment by Duke and/or
              -------
any entity that controls, is controlled by, or is under common control with Duke (a "Duke Affiliate") is terminated during the Agreement Term (so that the Employee is no longer employed by Duke or any Duke Affiliate), the Employee shall be entitled to the compensation and termination benefits set forth in this
Section 2; provided, however, that the obligations of Duke under Section 2(c)
           --------  -------
hereof shall be subject to the forfeiture and repayment provisions of Section 3(e) hereof and to the regulations regarding a release of claims under Section 16 hereof. Any lump-sum payments required under this Section 2 will be made by Duke in cash as soon as practicable after the effective date of the Employee's termination of employment. This Agreement does not grant the Employee any right or entitlement to be retained by Duke or any Duke Affiliate and shall not affect or prejudice the right of Duke or any Duke Affiliate to terminate the employment of the Employee at any time for any reason, subject to the payment and benefit provisions of this Section 2. In the event of the termination of Employee's employment with Duke and all Duke Affiliates, the Employee agrees to immediately resign all of his positions as an officer or director of Duke and any Duke Affiliates.

       (b)  Termination on Account of Death, Disability, Cause or Voluntary
            ---------------------------------------------------------------
Quit. In the event that the Employee's employment hereunder is terminated:
----
            (i)   due to the death of the Employee,

            (ii) due to any mental or physical impairment which prevents the Employee from performing the essential functions of his or her position with Duke for a period of 180 days during any 12-month period, or which has resulted in the Employee's becoming eligible for benefits under any long-term disability income program maintained by Duke or any Duke Affiliate,

            (iii) for "Cause," which is defined as the occurrence of any one of the following (provided the Employee receives written notice from Duke identifying the acts or omissions constituting Cause and is given a 30-day opportunity to cure, if such acts or omissions are capable of cure): (A) a final conviction of a felony or a crime involving moral turpitude; (B) an egregious act of dishonesty (including, without limitation, theft or embezzlement) in connection with employment, or a malicious action by the Employee toward the customers or employees of Duke or any Duke Affiliate; (C) a violation of the provisions of
         Section 3 or Section 4 hereof; or (D) material failure to carry out, or malfeasance or gross insubordination in carrying out, reasonably assigned duties or instructions consistent with his or her position (provided that material failure to carry out reasonably assigned duties shall be deemed to constitute Cause only after a finding by Duke's Chief Executive Officer of material failure on the part of the Employee), or

               (iv)  voluntarily by the Employee,

then the Employee shall be entitled only to salary amounts payable in the normal course for service through the date of his or her termination of employment and any rights or payments that have become vested or that are otherwise due in accordance with the terms of any employee benefit, incentive or compensation plan or arrangement maintained by Duke or any Duke Affiliate that the Employee participated in at the time of his or her termination of employment (together, the "Accrued Rights").

       (c)     Termination by Duke other than for Cause. In the event that the
               ----------------------------------------
Employee's employment is terminated by Duke or the applicable Duke Affiliate other than as described in clauses (b)(i), (ii) or (iii) above, the Employee will be paid and entitled to the following:

               (i) the payments and benefits representing the Employee's Accrued Rights;

               (ii) a lump-sum payment equal to (A) the Employee's annual bonus payment earned for any completed bonus year prior to termination of employment, if not previously paid, plus (B) a pro-rata amount of the Employee's target bonus under any Bonus Plan (as defined below) for the year in which the termination occurs, determined as if all program goals had been met (the "Target Bonus"), pro-rated based on the number of days of service during the bonus year occurring prior to termination of employment;

               (iii) a lump-sum payment equal to two (2) times the sum of the Employee's then-current Base Salary and Target Bonus;

               (iv) continued coverage for the Severance Period (as defined below) under the medical and dental (but not medical spending account or employee assistance) and basic life insurance plans that the Employee participated in at the time of his or her termination, or their equivalent, under the same terms and at the same cost to the Employee as though the Employee had not terminated employment; provided, however, that in the event the Employee becomes covered or
           --------  -------
           eligible for coverage under substitute medical or life insurance plans of another employer during this period, subject to applicable requirements of the Consolidated Omnibus Budget Reconsiliation Act of 1985, as amended and the regulations thereunder ("COBRA"), Duke will no longer be obligated to provide such coverage to the Employee under this Section 2(c)(iv); and, provided, further, that in lieu of
                                       --------  -------
           providing medical coverage (as described above) hereunder, Duke may make a lump-sum payment to the Employee in an amount equal to the aggregate cost of such coverage for the Severance Period, based on the premium costs being utilized for the provision of such coverage to former employees under COBRA at the time of the Employee's termination of employment, and/or in lieu of providing basic life insurance coverage hereunder, Duke may make a lump-sum payment to the Employee in an amount equal to the anticipated cost of such coverage for the Severance Period, based on Duke's assumed costs for such coverage for internal accounting purposes at the time of the Employee's termination of employment;

               (v) a lump-sum payment equal to the present value (determined based on a six (6) percent interest rate assumption and, in the case of any pension plan accrual, the applicable mortality table for calculating optional forms of benefits under such plan) of any employer contribution (other than a contribution under section 401(k) of the Internal Revenue Code of 1986, as amended), benefit accrual or employer-financed account allocation that would have been made or accrued during the Severance Period under any qualified or non-qualified pension or savings plan maintained by Duke or any Duke Affiliate in which the Employee participated at the time of his or her termination, determined using the Employee's Base Salary and Target Bonus (if relevant) at the time of termination and assuming the maximum elective deferral by the Employee permitted by such plans, if applicable;

               (vi) notwithstanding the terms of any award agreement or plan document to the contrary, continued vesting of any long term incentive awards (excluding Chairman's Awards), including awards of stock options or restricted stock, held by the Employee at the time of his or her termination of employment that are not vested or exercisable on such date, in accordance with their terms as if the Employee's employment had not terminated, for the duration of the Severance Period, with any options or similar rights to remain exercisable (to the extent exercisable at the end of the Severance Period) for a period of 90 days following the close of the Severance Period, but not beyond the maximum original term of such options or rights; and

               (vii) in the event that the Employee would have satisfied the eligibility requirements of any retiree medical plan or program maintained by Duke or any Duke Affiliate generally for its retirees (a "Retiree Plan") within two years after the date of his or her termination of employment, the provision of such retiree medical benefits to the Employee from and after the date he or she would have satisfied such requirements (assuming continued employment) on a basis substantially equivalent to the retiree medical benefits provided generally under the Retiree Plan, subject to such terms and conditions and requirements for participation as apply under the Retiree Plan from time to time and as such Retiree Plan may be amended or terminated by Duke or a Duke Affiliate, as the case may be, at any time.

       (d)   Definitions. For purposes of this Agreement, the terms below shall
             -----------
have the following definitions:

             (1) "Bonus Plan" shall mean any bonus plan, program or arrangement in which the Employee participates where bonus payments are based upon achievement of performance targets by Duke, a Duke Affiliate, any business unit thereof or the Employee.

             (2) "Base Salary" shall mean the annualized amount of the Employee's regular salary during any payroll period reductions for elective deferrals or salary reductions but excluding any overtime, incentive or other special compensation.

             (3) "Severance Period" shall be the 24-month period following the Employee's termination of employment.

         3.  Restrictive Covenants.
             ---------------------

     (a)     Noncompetition and Nonsolicitation. The Employee agrees that he or
             ----------------------------------
she shall not, during the "Restricted Period" (as defined below), without Duke's prior written consent, for any reason, directly or indirectly, either as principal, agent, manager, employee, partner, shareholder, director, officer, consultant or otherwise (A) become engaged or involved in any business (other than as a less-than 3% equity owner of any corporation traded on any national, international or regional stock exchange or in the over-the-counter market) that competes with Duke or any Duke Affiliate in the business of production, transmission, distribution or retail or wholesale marketing or selling of electricity, gathering, processing or transmission of natural gas, resale or arranging for the purchase or for resale, brokering, marketing or trading of natural gas, electricity or derivatives thereof, energy management and energy solution provision, or national or international energy development; or (B) induce or attempt to induce any customer, client, supplier, employee, agent or independent contractor of Duke or any Duke Affiliate to reduce, terminate, restrict or otherwise alter its business relationship with Duke or any Duke Affiliate. The provisions of this Section 3(a) shall be limited in scope and effective only within the following geographical areas: (i) any country in the world where Duke or any Duke Affiliate has $25 million in capital deployed as of the date of termination; (ii) the Continent of North America; (iii) the United States of America; and (iv) the states of North Carolina, South Carolina, Virginia, Georgia, Florida, Texas, California, Massachusetts, Illinois, Michigan and New York. The parties intend the above geographical areas to be completely severable and independent, and any invalidity or unenforceability of this Agreement with respect to any one area shall not render this Agreement unenforceable as applied to any one or more of the other areas.

     (b)  Restricted Period. For purposes hereof, the "Restricted Period" shall
          -----------------
be the period of the Employee's employment during the Agreement Term and, in the event of a termination of the Employee's employment that is covered by Section 2(c) hereof, the twelve-month period following the such termination of employment.

     (c)  Severability. If any provision or part of this Section 3 is held to be
          ------------
unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree to modify such provision, or that the court making such determination shall have the power to modify such provision, to reduce the duration or area of such provision or both, or to delete specific words or phrases therefrom ("blue-penciling"), and in its reduced or blue-penciled form, such provision shall then be enforceable and shall be enforced. The parties intend the above restrictions on competition to be completely severable and independent, and any invalidity or unenforceability of any one or more of such restrictions shall not render invalid or unenforceable any one or more of the other restrictions.

     (d)  Enforcement. The Employee acknowledges that Duke may have no adequate
          -----------
means to protect its rights under this Section 3 other than by securing an injunction (a court order prohibiting the Employee from violating this Agreement). The Employee agrees that Duke may enforce this Agreement by obtaining a preliminary and permanent injunction and any other appropriate equitable relief in any court of competent jurisdiction. The Employee acknowledges that the recovery of damages will not be an adequate means to redress a breach of this Agreement, but nothing in this Section 3 shall prohibit Duke from pursuing any remedies in addition to injunctive relief, including recovery of damages and/or any forfeiture or repayment obligations provided for herein.

     (e)  Forfeitures and Repayments. The Employee agrees that, in the event he
          --------------------------
or she violates the provisions of Section 3(a) hereof during the Restricted Period, he or she will forfeit and not be entitled to any cash severance payments or any non-cash benefits or rights (including, without limitation, stock option rights), other than Accrued Rights, to which he or she would otherwise be entitled to under Section 2(c) hereof (together, the "Termination Benefits"). The Employee further agrees that, in the event he or she violates the provisions of Section 3(a) hereof following the payment or commencement of any Termination Benefits, (i) he or she will forfeit and not be entitled to any further Termination Benefits, and (ii) he or she will be obligated to repay to Duke an amount in respect of the cash payments previously made to him or her under Section 2(c) hereof (the "Repayment Amount"). The Repayment Amount shall be determined by aggregating the cash severance payments made to the Employee under Sections 2(c)(ii), 2(c)(iii),2(c)(iv) and 2(c)(v) hereof, and multiplying the resulting amount by a fraction, the numerator of which is the number of full and partial calendar months remaining in the Severance Period at the time of the violation (rounded to the nearest quarter of a month), and the denominator of which is twenty-four (24). The Repayment Amount shall be paid to Duke in cash in a single sum within ten (10) business days after the first date of the violation, whether or not Duke has knowledge of the violation or has made a demand for payment. Any such payment made following such date shall bear interest at a rate equal to six (6) percent. Furthermore, in the event the Employee violates the provisions of Section 3(a) hereof, and notwithstanding the terms of any award agreement or plan document to the contrary (which shall be considered to be amended to the extent necessary to reflect the terms hereof), the Employee shall immediately forfeit the right to exercise any stock option or similar rights that are outstanding at the time of the violation, and the Repayment Amount, calculated as provided above, shall be increased by the amount of any gains (measured by the difference between the aggregate fair market value on the date of exercise of shares underlying the stock option or similar right and the aggregate exercise price of such stock option or similar right) realized by the Employee upon the exercise of stock options or similar rights within the one-year period prior to the first date of the violation.

     (f)  Permissive Release. The Employee may request that Duke release him or
          ------------------
her from the restrictive covenants of Section 3(a) hereof upon the occurrence of the forfeiture and repayment of termination benefits and rights provided for in
Section 3(e) hereof. Duke may, in its sole discretion, grant such a release in whole or in part or may reject such request and continue to enforce its rights under this Section 3.

     (g)  Consideration; Survival. The Employee acknowledges and agrees
          -----------------------
that the compensation and benefits provided in this Agreement constitute adequate and sufficient consideration for the covenants made by the Employee in this Section 3 and in the remainder of this Agreement. The Employee's obligations under this Section 3 shall survive any termination of his or her employment as specified herein.

          4.   Confidentiality. The Employee acknowledges that during the
               ---------------
Employee's employment with Duke or any Duke Affiliate, the Employee will acquire, be exposed to and have access to, material, data and information of Duke and the Duke Affiliates and/or their customers or clients that is confidential, proprietary, and/or a trade secret. At all times, both during and after the Agreement Term, the Employee shall keep and retain in confidence and shall not disclose, except as required and authorized in the course of the Employee's employment with Duke or any Duke Affiliate, to any person, firm or corporation, or use for his or her own purposes, any of this proprietary, confidential or trade secret information. For purposes of this paragraph, such information shall include, but shall not be limited to: sales methods, information concerning principals or customers, advertising methods, financial affairs or methods of procurement, marketing and business plans, strategies, projections, business opportunities, client lists, sales and cost information and financial results and performance. The Employee acknowledges that the obligations pertaining to the confidentiality and non-disclosure of information shall remain in effect for a period of five (5) years after termination of employment, or until Duke or a Duke Affiliate has released any such information into the public domain, in which case the Employee's obligation hereunder shall cease with respect only to such information so released into the public domain. The Employee's obligations under this Section 4 shall survive any termination of his or her employment. If the Employee receives a subpoena or other judiciary process requiring that he or she produce, provide or testify about information that is confidential property and/or a trade secret, the Employee shall notify Duke and cooperate fully with Duke in resisting disclosure of confidential information. Duke at its expense has the right either in the name of the Employee or in its own name to oppose or move to quash any subpoena or other legal process directed to the Employee regarding confidential information. If Duke does not successfully oppose or move successfully to quash any subpoena or other legal process directed to the Employee after being notified of it by him or her, he or she shall be free to respond to the subpoena as he or she determines to be appropriate.

          5.   Post-Employment Obligations.
               ---------------------------

     (a)   Duke Property. All records, files, lists, including, computer
           -------------
generated lists, drawings, documents, equipment and similar items relating to the business of Duke and the Duke Affiliates which the Employee shall prepare or receive from Duke or the Duke Affiliates shall remain the sole and exclusive property of Duke and the Duke Affiliates. Upon termination of the Employee's employment for any reason, the Employee shall promptly return all property of Duke or any Duke Affiliate in his or her possession. The Employee further represents that he or she will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to Duke or any Duke Affiliate. The Employee additionally represents that, upon termination of his or her employment with Duke or a Duke Affiliate, he or she will not retain in his or her possession any such software, documents or other materials.

         (b)   Cooperation. The Employee agrees to cooperate with and provide
               -----------
assistance to Duke and the Duke Affiliates and their legal counsel in connection with any litigation (including arbitration or administrative hearings) or investigation affecting Duke or any Duke Affiliate, in which, in the reasonable judgment of the counsel of Duke or any Duke Affiliate, the Employee's assistance or cooperation is needed. The Employee shall, when requested by Duke or any Duke Affiliate, provide testimony or other assistance and shall travel at the request of Duke or any Duke Affiliate in order to fulfill this obligation; provided,
                                                                   --------
however, that, in connection with such litigation or investigation, Duke or the
-------
Duke Affiliate, as the case may be, shall attempt to accommodate the Employee's schedule, shall provide him or her with reasonable notice in advance of the times in which his or her cooperation or assistance is needed, and shall reimburse the Employee for any reasonable expenses incurred in connection with such matters, as well as for any actual lost wages suffered as a result from absences from employment.

         6.    Tax Withholding. Duke may withhold from any amounts payable under
               ---------------
this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         7.    Notice. Any notices to be given hereunder by either party to the
               ------
other may be effectuated either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed to the parties at the following addresses:

If to Duke or any other
Duke Affiliate:               Mr. Richard Priory
                              Chairman, President and CEO
                              Duke Energy Corporation
                              Post Office Box 1006, EC3XB
                              Charlotte, North Carolina 28201-1006

               cc:            Mr. Christopher C. Rolfe
                              Vice President, Corporate Human Resources
                              Duke Energy Corporation
                              Post Office Box 1244, PB04J
                              Charlotte, North Carolina 28201-1244


         8.    Waiver of Breach. The waiver by any party to a breach of any
               ----------------
provision in this Agreement cannot operate or be construed as a waiver of any subsequent breach by a party. Any waiver or consent from Duke with respect to any term or provision of this Agreement or any other aspect of the Employee's conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of Duke at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to, any term or provision of this Agreement or any other aspect of the Employee's conduct or employment shall in no manner (except as otherwise expressly provided herein) affect Duke's right at a later time to enforce any such term or provision.

         9.    Severability. The validity or unenforceability of any particular
               ------------
provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

         10.   Entire Agreement. Except as otherwise provided herein, this
               ----------------
Agreement covers the entire understanding of the parties with respect to the subject matter hereof, superseding all prior understandings and agreements [including, without limitation, the Employment Agreement between the Employee and Duke dated November 24, 1996, as amended]. No modifications or amendments of the terms and conditions herein shall be effective unless in writing and signed by the parties or their respective duly authorized agents.

         11.   Applicability of Change in Control Agreement. Notwithstanding
               --------------------------------------------
anything to the contrary in this Agreement, if a termination of employment by the Employee shall be covered by a "Change in Control Agreement" (or similar change in control severance agreement) between the Employee and Duke, the provisions of such Change in Control Agreement shall be controlling and this Agreement shall cease to be of any further effect.

         12.   Governing Law. This Agreement shall be interpreted, construed and
               -------------
governed according to the laws of the State of North Carolina, without reference to conflicts of law principles thereof.

         13.   Successors and Assigns. Neither this Agreement, nor any of the
               ----------------------
parties' respective rights, powers, duties or obligations hereunder, may be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the Employee and his or her heirs and legal representatives of Duke and its successors. Successors of Duke shall include, without limitation, any company or companies acquiring, directly or indirectly, all or substantially all of the assets of Duke, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "Duke" for the purpose hereof.

         14.   Forum Selection. The Employee agrees that any claim against Duke
               ---------------
or any Duke Affiliate arising out of or relating in any way to this Agreement or to the Employee's employment with Duke or any Duke Affiliate (including without limitation any claim arising under the federal civil rights statutes) shall be brought exclusively in the Superior Court of Mecklenburg County, North Carolina, or the United States District Court for the Western District of North Carolina, and in no other forum. The Employee hereby consents to the personal and subject matter of jurisdiction of these courts for the purpose of adjudicating any claims subject to this forum selection clause. The Employee also agrees that any dispute of any kind arising out of or relating to this Agreement or to the Employee's employment (including without limitation any claim arising under the federal civil rights statutes) shall at the sole election or demand of Duke or the applicable Duke Affiliate be submitted to final, conclusive and binding arbitration before and according to the rules then prevailing of the American Arbitration Association in Mecklenburg County, North Carolina, which election or demand may be made by Duke or the applicable Duke Affiliate at any time prior to the last day to answer and/or respond to a summons and/or complaint made by the Employee. The results of any such arbitration proceeding shall be final and binding both upon Duke or the applicable Duke Affiliate and upon the Employee, and shall be subject to judicial confirmation as provided by the Federal

Arbitration Act or the North Carolina Arbitration Act, including specifically the terms of N.C. Gen. Stat. (S) 1-567.2, which are incorporated herein by reference.

         15.   Legal Fees. To provide the Employee with reasonable assurance
               ----------
that the purposes of this Agreement will not be frustrated by the cost of enforcement, Duke shall pay and be solely responsible for reasonable attorneys' fees and expenses incurred by the Employee as a result of a claim that Duke has breached or otherwise failed to perform its obligations under this Agreement or any provision hereof, regardless of which party, if any, prevails in the contest; provided, however, that Duke shall not be responsible for such fees and
         --------  -------
expenses to the extent incurred in connection with a claim made by the Employee that the trier of fact in any such contest finds to be frivolous.

         16.   Release of Claims. In consideration of the obligations of Duke
               -----------------
under this Agreement, the Employee agrees to execute and honor the release of claims in the form attached as Exhibit A hereto upon a termination of employment that is covered by Section 2(c) hereof. The obligations of Duke under Section 2(c) hereof shall be contingent upon the execution, nonrevocation and continued compliance by the Employee with this release of claims.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on
_____________.


                         DUKE ENERGY CORPORATION



                         By:_______________________________

                         Title:____________________________


                         EMPLOYEE


                         __________________________

                                   EXHIBIT A
                                   ---------

                   RELEASE OF CLAIMS AND COVENANT NOT TO SUE
                   -----------------------------------------


          This RELEASE OF CLAIMS AND COVENANT NOT TO SUE (the "Release") is executed and delivered by _____________ (the "Employee") to DUKE ENERGY CORPORATION ("Duke").

          In consideration of the agreement by Duke to provide the Employee with the rights, payments and benefits under the Severance Agreement between the Employee and Duke dated _____________ (the "Severance Agreement"), the Employee hereby agrees as follows:

          Section 1.  Release and Covenant.  The Employee, of his or her own
                      --------------------
free will, voluntarily releases and forever discharges Duke, its subsidiaries, affiliates, their directors, officers, employees, agents, stockholders, successors and assigns (both individually and in their official capacities with Duke) from, and covenants not to sue or proceed against any of the foregoing on the basis of, any and all past or present causes of action, suits, agreements or other claims which the Employee, his or her dependents, relatives, heirs, executors, administrators, successors and assigns has or may hereafter have from the beginning of time to the date hereof against Duke upon or by reason of any matter, cause or thing whatsoever, including, but not limited to, any matters arising out of his or her employment by Duke and the cessation of said employment, and including, but not limited to, any alleged violation of the Civil Rights Acts of 1964 and 1991, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993 and any other federal, state or local law, regulation or ordinance, or public policy, contract or tort law having any bearing whatsoever on the terms and conditions of employment or termination of employment. This Release shall not, however, constitute a waiver of any of the Employee's rights under the Severance Agreement.

          Section 2.  Due Care.  The Employee acknowledges that he or she has
                      --------
received a copy of this Release prior to its execution and has been advised hereby of his or her opportunity to review and consider this Release for 21 days prior to its execution. The Employee further acknowledges that he or she has been advised hereby to consult with an attorney prior to executing this Release. The Employee enters into this Release having freely and knowingly elected, after due consideration, to execute this Release and to fulfill the promises set forth herein. This Release shall be revocable by the Employee during the 7-day period following its execution, and shall not become effective or enforceable until the expiration of such 7-day period. In the event of such a revocation, the Employee shall not be entitled to the consideration for this Release set forth above.

          Section 3.  Nonassignment of Claims.  The Employee represents and
                      -----------------------
warrants that there has been no assignment or other transfer of any interest in any claim which the Employee may have against Duke. The Employee agrees to indemnify and hold Duke harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting such assignment or transfer of any rights or claims under any such assignment or transfer. It is the intention of the Employee and Duke that this indemnity does not require payment as a condition precedent to recovery by Duke from the Employee under this indemnity.

          Section 4.  Reliance by Employee.  The Employee acknowledges that, in
                      --------------------
his or her decision to enter into this Release, he or she has not relied on any representations, promises or agreements of any kind, including oral statements by representatives of Duke, except as set forth in this Release.

          This RELEASE OF CLAIMS AND COVENANT NOT TO SUE is executed by the Employee and delivered to Duke on _____________________.



                         EMPLOYEE


                         ____________________________________________________



           [not to be signed upon execution of Severance Agreement]

                                      A-2